EXHIBIT 10.67

              AMENDMENT TO THE AMENDED AND RESTATED
            RESTRICTED STOCK AWARD AGREEMENT FOR THE
        FLEMING COMPANIES, INC. 1996 STOCK INCENTIVE PLAN


     THIS AMENDMENT TO THE AMENDED AND RESTATED RESTRICTED STOCK AWARD AGREEMENT FOR THE FLEMING COMPANIES, INC. 1996 STOCK INCENTIVE PLAN ("Amendment") is entered into as of the 29th day of February, 2000 by and between Fleming Companies, Inc., an Oklahoma corporation (the "Company"), and David R. Almond (the "Participant").

                           WITNESSETH:

     WHEREAS, the Company and the Participant have previously entered into that certain Amended and Restated Restricted Stock Award Agreement for the Fleming Companies, Inc. 1996 Stock Incentive Plan dated August 18, 1998 (the "Agreement"), which provided that the Company would grant to the Participant an award of 20,000 shares of voting common stock of the Company in exchange for the Participant's performing future services for the Company pursuant to the terms of the Agreement; and

     WHEREAS, as of the date hereof, the Participant has already become 100% vested in 10,000 shares of Stock (as defined in the Agreement) pursuant to Section A of Exhibit "B" of the Agreement, and 3,334 shares of Stock pursuant to Section B of Exhibit "B" of the Agreement; and

     WHEREAS, the parties hereto wish to amend the Exhibit "B" of the Agreement to provide that the remaining 6,666 unvested shares of Stock that were subject to performance vesting under Section B shall instead be subject to vesting after a required period of continuous employment with the Company and/or any of its subsidiaries; and

     WHEREAS, the parties hereto also wish to amend the Agreement to provide that the Participant will be reimbursed by the Company for income taxes attributable to the vesting of the remaining 6,666 unvested shares of Stock in accordance with the Agreement; and

     WHEREAS, this Amendment is not intended and shall not be construed as increasing the aggregate number of shares of Stock subject to the Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   The Agreement is hereby amended to add the following new
          Section:

          "14. Reimbursement of Taxes. The Company shall pay to the Participant an amount necessary to cause the net amount of such payment that is retained by the Participant after the calculation and deduction of any and all federal, state and local income taxes and employment taxes on such payment to be equal to the Participant's income taxes attributable to the vesting of 6,666 shares of Stock within the Award on March 2, 2001 in accordance with the terms of Section A of Exhibit
          "B" of this Agreement."

     2. Exhibit "B" of the Agreement shall be amended to read as follows:

                          "EXHIBIT 'B'
                   VESTING OF RESTRICTED STOCK

     Restricted Stock shall vest in accordance with the following terms during the 'Award Period' which shall commence November 1, 1997 and shall terminate March 2,
     2001 if not sooner vested. Shares not fully vested during the Award Period shall be forfeited by the Participant at the end of the Award Period.

     A. Sixteen thousand, six hundred sixty-six (16,666) shares of Stock in the Award will be subject to vesting based upon the Participant's continuous employment with the Company and/or any of its Subsidiaries through the vesting dates set forth on the following table:

          Vesting Date                  Number of Shares Vested
          ------------                  -----------------------

          January 1, 1998                      3,334
          January 1, 1999                      3,333
          January 1, 2000                      3,333
          March 2, 2001                        6,666

     B. Three thousand, three hundred thirty-four (3,334) shares of Stock in the Award will be subject to vesting based upon the Stock of the Company achieving and maintaining for 20 consecutive trading days from and after October 31, 1997, the following Current Market
     Values:

          Current Market Value          Number of Shares Vested
          --------------------          -----------------------

               $18.25                         3,334

          For purposes of this Agreement, 'Current Market Value' shall mean the closing price for shares of Stock as reported on the New York Stock Exchange as reflected in the Wall Street Journal Southwest Edition. These shares of Stock have vested."

     The Agreement is not amended in any respect except as herein provided.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

"Company"                     FLEMING COMPANIES, INC., an
                              Oklahoma corporation

                               SCOTT M. NORTHCUTT
                               Scott M. Northcutt, Senior Vice
                               President - Human Resources

"Participant"                  DAVID R. ALMOND
                               David R. Almond